EXHIBIT 99.4

CONSENT OF PROSPECTIVE DIRECTOR

Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, I, Thomas J. Wageman, hereby consent to be named as a prospective director of Saxon REIT, Inc. in the Registration Statement on Form S-4 of Saxon REIT, Inc., dated February 13, 2004, and any amendments thereto.

/s/ Thomas J. Wageman

Thomas J. Wageman

Dated: February 5, 2004